                                                                   EXHIBIT 4.2

                              ARTEST CORPORATION

                              SERIES A PREFERRED

                           STOCK PURCHASE AGREEMENT

          THIS AGREEMENT is made and entered into on the 28th day of March, 1997, by and among ARTEST CORPORATION, a California corporation (the "Company"), with its principal office at 12279 Crayside Lane, Saratoga, California 95070, Mr. Jen Kao, the founder of the Company (the "Founder") and the purchasers listed on the Schedule of Purchasers attached hereto as Exhibit A (the
                                                        ---------
"Purchasers" or individually a "Purchaser").

SECTION 1. THE INVESTMENT

          1.1  Authorization. Prior to the Closing Date, the Company will
               -------------
authorize the sale and issuance of not less than 14,000,000 shares of Series A Preferred Stock (the "Series A Preferred Stock"), having the rights, privileges and preferences as set forth in the Company's Certificate of Amendment to its Articles of Incorporation (the "Certificate of Amendment") in the form attached to this agreement as Exhibit B.
                     ---------

          1.2  The Investment. Subject to the terms hereof, on the Closing Date
               --------------
(as defined below), the Purchasers shall purchase from the Company, and the Company shall issue and sell to the Purchasers an aggregate of up to 14,000,000 shares of Series A Preferred Stock of the Company (the "Shares"), in the amounts set forth opposite each Purchaser's name on the Schedule of Purchasers, at the price of $1.00 per share.

SECTION 2. THE CLOSING

          2.1  Closing Date. The closing (the "Closing") hereunder shall be held
               ------------
at the legal office of Mr. Peter Couture, Esq. at 993 Highland Circle, Los Altos, California 94024 at 10:00 a.m. on or before March 28, 1997 (the "Closing Date"), or at such other time and place to which the Company and a majority in interest of the Purchasers may agree. The Company's agreement with each Purchaser constitutes a separate agreement, but the sale of Shares to all of the Purchasers shall occur at one Closing.

          2.2  Delivery. At the Closing (i) the Company shall deliver to each
               --------
Purchaser a certificate representing the Shares purchased by such Purchaser hereunder and (ii) each Purchaser will deliver to the Company a check, wire transfer funds or
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evidence of cancellation of the Company's indebtedness to such Purchaser in the aggregate amount of the purchase price for the Shares so purchased and sold.

          2.3  Conditions Precedent to the Company's Obligations at the Closing.
               ----------------------------------------------------------------
The obligations of the Company to issue the Shares at the Closing under this
Section 2 are subject to fulfillment at or before the Closing of the following conditions:

          (a) The representations and warranties of the Purchasers in Section 4 shall be true at and as of the Closing with the same effect as though such representations and warranties had been made at the Closing.

          (b) The Certificate of Amendment shall have been duly filed with the Secretary of State of the State of California.

          (c) All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been approved by counsel to the Company.

          2.4  Conditions Precedent to Purchaser's Obligations at the Closing.
               --------------------------------------------------------------
The obligations of the Purchasers under this Section 2 are subject to fulfillment at or before the Closing of the following conditions:

          (a) The representations and warranties of the Company in Section 3 shall be true at and as of the Closing Date with the same effect as though such representations and warranties had been made at the Closing Date and the President of the Company shall have delivered to the Purchasers a certificate attesting to such effect.

          (b) The Certificate of Amendment shall have been duly filed with the Secretary of State of the State of California.

          (c) The Company's Board of Directors shall consist of Jen Kao, Alan Ross, Bough Lin, Terry Gou and a representative of Mitsui Hi-tech.

          (d) All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

          (e) All corporate proceedings necessary to authorize the execution of this Agreement, the issuance of the Shares, and

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the completion of the transactions contemplated hereunder shall have been complete and be fully effective.

          (f) All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been approved by counsel to the Purchasers, if any.

SECTION 3. REPRESENTATIONS AND WARRANTIES

          Except as otherwise disclosed in Exhibit C to this Agreement, the
                                           ---------
Company hereby represents and warrants to the Purchasers that as of the Closing Date the following representation and warranties shall be true and correct:

          3.1  Organization and Standing. The Company has been duly organized
               -------------------------
and is validly existing as a corporation in good standing under the laws of the State of California. The Articles of Incorporation of the Company are in full force and effect and the Company has made a copy of the Company's Bylaws as in effect on the Closing Date available to the Purchasers upon request. The Company has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as contemplated. No jurisdiction has requested that the Company qualify to do business as a foreign corporation in any jurisdiction and no such qualification is required.

          3.2  Corporation Power. The Company has all requisite corporate power
               -----------------
to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. This Agreement is a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

          3.3   Authorization. All corporate action on the part of the Company,
                -------------
its officers, directors and shareholders necessary for the execution, delivery and performance of this Agreement, any agreement referenced herein and the performance of the Company's obligations hereunder, including the issuance and delivery of the Shares, has been taken. This agreement is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Common Stock issuable upon conversion of the Shares has been duly and validly reserved and, when issued upon conversion of the Shares, will be validly issued, will be fully paid and nonassessable, will have

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the rights, preferences and privileges described in the Articles, and will be free of any liens or encumbrances; provided, however, that the Shares (and the Common Stock issuable upon conversion thereof) may be subject to restrictions on transfer under federal securities laws as set forth herein. The Shares and the Common Stock issuable upon conversion thereof are not subject to any preemptive rights or rights of first refusal.

          3.4  Governmental Consents, etc. No consent, approval or authorization
               --------------------------
of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the execution and delivery of this Agreement, any agreement referenced herein, and the performance of the Company's obligations hereunder or the offer, sale or issuance of the Shares hereunder except such as has already been obtained or as is not required to be obtained prior to the Closing.

          3.5  Compliance with Other Instruments. The Company is not in
               ---------------------------------
violation of any term of its Articles or Bylaws or in any material respect of any material term or provision of any mortgage, indenture, lease agreement, contract, agreement, instrument, judgment, decree, order, or any statute, rule or regulation to which the Company is subject and a violation of which would have a material adverse effect upon the operations of the Company, nor has any event occurred which with the passage of time or giving of notice would result in such a violation. The execution, delivery, performance of and compliance with this Agreement, any agreement referenced herein, and the performance of the Company's obligations hereunder and the issuance of the Shares pursuant hereto, will not result in any such violation or be in conflict with or constitute a default (or an event which with the passage of time or giving of notice would result in a default) under any such term or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

          3.6  Subsidiaries. The Company has no subsidiaries or affiliated
               ------------
companies and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity and is not a participant in any joint venture or partnership.

          3.7  Capitalization. Upon the filing of the Certificate of Amendment,
               --------------
the authorized capital stock of the Company consists of 38,000,000 shares of Common Stock of which 5,240,000 shares are issued and outstanding and 14,000,000

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shares of Series A Preferred Stock which are to be sold and issued to the
Purchasers in accordance with this Agreement. Included in Exhibit C is a
                                                          ---------
complete and correct listing of all holders of outstanding shares of Common Stock of the Company. All issued and outstanding shares of capital stock have been duly authorized and validly issued, and are fully paid and nonassessable. The Company has reserved 14,000,000 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock and 760,000 shares for issuance to additional founders of the Company. The Company will reserve 4,000,000 shares of Common Stock for issuance, either directly or through options or warrants, to employees, consultants or others who render services to or otherwise assist the Company as approved by the Company's Board of Directors. Except as set forth above and in the Company's Bylaws, there are no other warrants, options, convertible securities or other rights requiring the Company to issue any shares of its capital stock. The Shares, when issued in accordance with the terms of this Agreement, will be duly authorized and validly issued, fully paid and nonassessable.

          3.8  Properties and Assets; Liens, etc. The Company has just commenced
               ---------------------------------
operations and except for the amounts to be transferred to the Company under the terms of the Founder's agreements and this Agreement has no assets or properties.

          3.9  Patents, Trademarks, etc.
               ------------------------

          (a) The Company owns, has access to, possesses, has the right to use or reasonably believes that it can develop or acquire on terms that will not have a material adverse impact on the Company, free and clear of all liens, charges, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses, circuit board designs, wiring designs and other rights necessary to its business as proposed to be conducted and is not, to the best of its knowledge, infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that it has violated or, by conducting its business as proposed would violate, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

          (b) The Company is not aware that any of its employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with his obligation to use his best efforts to promote the interests of the Company. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions or constitute a default under, any contract, covenant or instrument under which any such employee or consultant is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees or consultants (or people it currently intends to hire or retain) made or owned prior to their employment or retention by the Company or that it is or will be necessary to utilize any other assets or rights of any of its employees or consultants (or people it currently intends to hire or retain) made or owned prior to their employment with the Company in violation of any limitation or restrictions to which such person is a party or to which any of such assets or rights may be subject.

          3.10  Material Contracts and Commitments. The Company has no
                ----------------------------------
contracts, agreements or instruments to which the Company is a party or that are proposed which involve a total consideration to or from the Company for each such contract in excess of $25,000 other than those set forth in Exhibit C
                                                                 ---------
hereto, including, but not limited to, pension plans, retirement plans or obligations, employment contracts, deferred bonus or compensation plans, agreements with shareholders, collective bargaining agreements, liens, debts, mortgages, promissory notes, or guarantees. All contracts in Exhibit C are in
                                                             ---------
full force and effect in all material respects, and are valid, binding and enforceable by the Company, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditor's rights and by general equitable principles.

          3.11  Litigation, etc. There are no actions suits, proceedings or
                ---------------
investigations pending against the Company or its properties or to which the Company, or any officer, director, or employee of the Company, is a party in his capacity as such before any court or governmental agency (nor is there any threat thereof), that, either in any case or in the aggregate, might result in any material adverse change in the business or financial condition of the Company or any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, or in any material liability on the part of the Company, and none that questions the validity of this Agreement or any action taken or to be taken in connection herewith.

          3.12  Registration Rights; Preemptive Rights. Except as set forth in
                --------------------------------------
this Agreement, the Company is not under any obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued under the Securities Act of 1933, as amended. The holders of capital stock of the Company are not entitled to any preemptive rights with respect to the Shares.

          3.13  Taxes. The Company has filed all necessary or appropriate
                -----
federal, state, local and foreign tax returns and reports and all taxes, fees, assessments and governmental charges of any nature shown by such returns to be due and payable have been paid. The Company has never had any material tax deficiency proposed or assessed against it or executed any waiver of any statute of limitations on the assessment or collection of any tax. None of the federal or state income or franchise tax returns of the Company has ever been audited by governmental authorities.

          3.14  No Brokers or Finders. No person, firm or corporation has, or as
                ---------------------
a result of the transactions contemplated by this Agreement will have, by reason of any commitment made by the Company, any right, interest or valid claim against or upon the Purchasers or the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, with respect to the transactions contemplated by this Agreement.

          3.15  Disclosure. To the best of the Company's knowledge, neither this
                ----------
Agreement nor any Exhibit annexed hereto nor any certificate or other instrument referred to herein or furnished to the Purchasers by the Company contains, when considered as a whole with all such other material, any untrue statement of material fact or omits to state a material fact necessary (in the context of all such other written information furnished to the Purchasers) in order to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading.

SECTION 4. PURCHASER'S REPRESENTATIONS AND WARRANTIES

          Each Purchaser represents and warrants to the Company as follows:

          4.1  Authority. The execution of this Agreement has been duly
               ---------
authorized by all necessary action by the Purchaser. Further, this Agreement is a valid and binding agreement of the Purchaser which is enforceable in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights and by general equitable principles.

          4.2  Accreditation and Experience. The Purchaser is either an
               ----------------------------
"accredited investor" as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Act") or such Purchaser has such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of its investment hereunder and protecting its own interests in connection with this transaction.

          4.3  Investment. The Purchaser is acquiring the Shares for investment
               ----------
for its own account, and not with the view to, or for resale in connection with, any distribution thereof or with any present intention of distributing or selling the Shares. The Purchaser understands that the Shares will not be registered under the Act, by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein.

          4.4  Restrictive Legend. Each certificate representing (i) the Shares,
               ------------------
(ii) shares of the Company's Common Stock issued upon conversion thereof or
(iii) any other securities issued in respect of the Shares or Common Stock issued upon conversion thereof upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT THEREFOR OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH

     REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

          4.5  Rule 144. The Purchaser acknowledges that the Shares must be held
               --------
indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Act ("Rule 144") which permit limited resale of securities purchased in a private placement (i) by non-affiliates of the Company not less than three years after a party has purchased and paid for the security to be sold or (ii) subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of securities being sold during any three-month period not exceeding specified limitations.

          4.6  No Public Market. The Purchaser understands that no public market
               ----------------
now exists for any of the securities issued by the Company.

          4.7  Access to Data. The Purchaser or its representatives have had an
               --------------
opportunity to discuss the terms and conditions of the offering and the Company's business, management and financial affairs with the Company's management, to review the Company's books, records and other documents, and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. Nothing contained in this paragraph 4.7 shall alter in any way the effectiveness of the Company's representations and warranties contained in
Section 3 hereof.

SECTION 5. AFFIRMATIVE COVENANTS OF THE COMPANY

          5.1  Use of Proceeds. The Company intends to apply the proceeds of the
               ---------------
issuance of the Shares to the capital and operating needs of the Company.

          5.2  Financial Information. The Company will furnish the following
               ---------------------
reports to Purchaser for so long as Purchaser is the holder of at least 250,000
Shares:

          (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the audit report thereof of an independent certified public accountant selected by the Company.

          (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, an unaudited income statement for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.

          (c) With reasonable promptness, such other information and data with respect to the Company and its subsidiaries, if any, as a Purchaser or its authorized representative may from time to time reasonably request and Purchaser shall also have the right, at its expense, to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss their affairs, finances and accounts with their officers, all at such reasonable times and as often as may be reasonably requested.

          Purchaser agrees that any information obtained by the Purchaser pursuant to this Section 5.2 that may be proprietary to the Company or otherwise confidential will not be disclosed without the prior written consent of the Company. Purchaser further acknowledges and understands that any information so obtained that may be considered "inside" non-public information will not be utilized by Purchaser in connection with purchases and/or sales of the Company's securities except in compliance with applicable state and federal securities laws.

          5.3  Conduct of Business: The Company, with respect to its assets and
               -------------------
its business, shall use its best efforts to:

          (a) Maintain and preserve its business organization intact and its relationships with its customers and suppliers.

          (b) Do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence, franchises, licenses, technology and proprietary information;

          (c) Avoid the commission of any crime involving moral turpitude or any felony; and

          (d) Pay and discharge before the same shall become in arrears, all taxes, assessments, and other governmental charges or levies imposed upon it and/or its properties, sales and activities, or upon the income or profits therefrom, as well as all claims for wages, salaries, materials or supplies which if unpaid might by law become a lien or charge upon any of its properties unless the validity or amount thereof shall be then currently contested in good faith by appropriate proceedings.

          5.4  Termination of Covenants. The rights contained in this Section 5
               ------------------------
shall terminate on the day upon which the Company becomes registered under
Section 12(g) of the Securities and Exchange Act of 1934, as amended.

SECTION 6. REGISTRATION RIGHTS

          6.1  Company's Registration. Whenever the Company proposes to register
               ----------------------
any of its Common Stock for its own account under the Act for a public offering for cash (other than a registration relating to a Rule 145 transaction or employee benefit plans or any other registration which is not appropriate for the registration of Shares), the Company shall give the Purchaser written notice of its intent to do so. Upon the written request of the Purchaser given within 15 days after receipt of such notice, the Company will use its best efforts to cause to be included in such registration all of the Shares which the Purchaser requests to be registered.

          6.2  Expenses. All expenses incurred in connection with any
               --------
registrations under Section 6.1 (excluding underwriting commissions and discounts and fees of counsel for Purchaser) shall be borne by the Company.

          6.3  Underwriting Requirements. In connection with any offering
               -------------------------
involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 6.1 to include any of the Shares unless the Purchasers accept and agree to the terms of the underwriters selected by the Company. If the total number of shares of the Company's stock which the Purchaser and any other persons entitled to include shares of stock in a Company registration (the "Other Participants") request to be included in any offering involving an underwriting of shares being issued by the Company (the "Requested Shares") exceeds the number which the underwriters reasonably believe is compatible with the success of the offering, then the Company shall only be required to include in the offering so many Requested Shares as the underwriters believe will not jeopardize the success of the offering (the Requested Shares to be included shall be apportioned among the Purchasers and the Other Participants pro rata according to the number of shares owned by each Purchaser or Other Participant indicating a desire to participate in such offering); provided, however, that with respect any offering other than the Company's initial public offering, that notwithstanding the underwriter's discretion set forth above, a minimum of thirty percent (30%) of any such offering by the Company shall be reserved for the inclusion of Shares held by the Purchasers. Purchaser agrees that it will not, during any underwritten public offering under Section 6.1 offer, sell, or dispose of shares, except as may be agreed upon with the managing underwriter, for a period of 180 days from the effective date of the registration statement for such public offering; provided that this provision shall not apply unless all officers, directors and greater than 5% shareholders of the Company are similarly restricted.

          6.4  Information/Indemnification. The Purchaser shall furnish the
               ---------------------------
Company with such information as the Company may request in writing and as shall be required in connection with any registration under this Article 6 and shall agree to indemnify the Company and the underwriters of such offering against any claim or loss resulting from the inaccuracy of such information provided, and on the condition, that the Company shall agree to provide Purchaser with indemnification for all other information contained in the registration statement relating to such registration on usual and customary terms for offerings of such nature.

          6.5  Definitions. For purposes of this Article 6 the following
               -----------
definitions shall apply:

          (a) The term "Purchaser" shall be deemed to include any transferee of a Purchaser to whom the Shares may be subsequently transferred; provided that the transferor shall specifically transfer its rights under this Article 6 to such transferee and that such transferee holds more than 250,000 Shares.

          (b) "Shares" shall mean and include any shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock sold in accordance with this Agreement or any shares of Common Stock issued in respect of such Shares pursuant to any stock split, dividend, recapitalization and the like.

SECTION 7. RIGHT OF FIRST REFUSAL

          7.1  The Right. The Company will notify the Purchasers and the Founder
               ---------
of any intended offering of New Securities (as defined below) to be undertaken by the Company after the date of this Agreement and prior to termination of the right provided herein pursuant to Section 7.3 below. The Purchasers and the Founder shall have the right of first refusal to participate pro rata in such offering of New Securities based upon their then existing ownership percentage in the Company.

          7.2  Notice. The Company shall give to the Purchasers and the Founder
               ------
written notice of the proposed offer to sell and issue any of the New Securities, which written notice shall contain the terms of such proposed sale in reasonable detail and shall be delivered to the Purchasers and the Founder at least thirty (30) days prior to the date such securities are proposed to be sold and issued to any third party. The Purchasers and the Founder shall have the right to exercise the right of first refusal granted them pursuant to Section
7.1 above by giving written notice thereof to the Company within fifteen (15) days after receipt of the Company's notice, specifying the amount of securities which such person desires to purchase. Failure to so notify the Company within such period shall be deemed an election not to participate.

          7.3  Termination. The rights granted by this Section 7 shall terminate
               -----------
upon either of the following:

          (a) as to each Purchaser or the Founder, the failure of such person to exercise its rights under this Article 7 in full with respect to a prior offering of New Securities; or

          (b) the effectiveness of (and shall not apply to the shares subject to) a registration statement under the Securities Act on Form S-1, S-2, S-3, SB-1 or SB-2 (or similar form containing substantially the same information) covering a firm commitment underwriting of the Company's securities; or

          (c) the closing of a transaction by which the Company is merged into or acquired by another corporation and in which the shareholders of the Company hold less than 50% of the voting power of the surviving corporation (and shall not apply to such transaction).

          7.4  Definitions. For purposes of this Article 7, the following shall
               -----------
apply:

          (a) The term "New Securities" means any shares of Common Stock or any rights, options, warrants or other debt, equity or hybrid securities exchangeable for or convertible into shares of Common Stock which the Company intends to offer, sell or issue after the date of this Agreement except for such securities which are (i) exchanged for the securities of another corporation as a result of a statutory merger or consolidation; (ii) issued to another corporation in exchange for all or substantially all of the assets of such other corporation; or (iii) shares of Common Stock (or securities convertible into or rights to acquire shares of Common Stock) issued to fulfill any obligation of the Company under any existing or future stock option, bonus or other employee or consultant incentive arrangement or plan for the benefit of the employees, consultants or directors of the Company.

          (b) For purposes of determining the Founder's "percentage interest" in the Company, the Founder's holdings of shares of Series A Preferred Stock, Common Stock and vested options to purchase Common Stock, if any, shall be aggregated.

          7.5  Transferability. A Purchaser's right to purchase New Securities
               ---------------
under the terms of this Article 7 shall be nontransferable.

SECTION 8. MISCELLANEOUS

          8.1  Governing Law. This Agreement shall be governed in all respects
               -------------
by the substantive laws of the State of California without giving effect to principles of choice of law.

          8.2  Survival. The representations, warranties, covenants and
               --------
agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby.

          8.3  Successors and Assigns. Except as otherwise expressly provided
               ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          8.4  Entire Agreement; Amendment. This Agreement, including the
               ---------------------------
Exhibits hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the Purchasers.

          8.5  Notices, etc. All notices and other communications required or
               ------------
permitted hereunder shall be in writing and shall be sent by facsimile, telex, telegram or other form of rapid communications, if possible, or if not, then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed to the addresses set forth above or to such other address as a party hereto may specify in writing to the other. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail, telex, telegram or fax in the manner set forth above and shall be deemed to have been received when delivered.

          8.6  Title and Subtitles. The titles of the paragraphs and
               -------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          8.7  Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          The foregoing agreement is hereby executed as of the date first above written.

                            COMPANY:
                            ARTEST CORPORATION,
                            a California corporation

                            By:         /s/ Jen Kao
                                --------------------------------
                                 Jen Kao, President


                            FOUNDER:


                                        /s/ Jen Kao
                            ------------------------------------
                            Jen Kao (for purposes of Article 7 only)


                            PURCHASER:


                            ____________________________________
                            (Printed Name)


                            ____________________________________
                            (Authorized Signatory)

                            ____________________________________
                            (Address 1)

                            ____________________________________
                            (Address 2)

                            ____________________________________
                            (Address 3)
communications, if possible, or if not, then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed to the addresses set forth above or to such other address as a party hereto may specify in writing to the other. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail, telex, telegram or fax in the manner set forth above and shall be deemed to have been received when delivered.

          8.6  Title and Subtitles. The titles of the paragraphs and
               -------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          8.7  Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          The foregoing agreement is hereby executed as of the date first above written.


                                 COMPANY:
                                 ARTEST CORPORATION,
                                 a California corporation

                                 By: ___________________________________
                                     Jen Kao, President


                                 FOUNDER:


                                 _______________________________________
                                 Jen Kao (for purposes of Article 7 only)


                                 PURCHASER:
                                 SILICONWARE INVESTMENT
                                 COMPANY LTD.

                                 _______________________________________
                                 (Printed Name)


                                            /s/ C. W. Tsai
                                 ---------------------------------------
                                 (Authorized Signatory)

                                 ____________________________________
                                 (Address 1)

                                 ____________________________________
                                 (Address 2)

                                 ____________________________________
                                 (Address 3)
communications, if possible, or if not, then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed to the addresses set forth above or to such other address as a party hereto may specify in writing to the other. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail, telex, telegram or fax in the manner set forth above and shall be deemed to have been received when delivered.

          8.6  Title and Subtitles. The titles of the paragraphs and
               -------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          8.7  Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          The foregoing agreement is hereby executed as of the date first above written.


                               COMPANY:
                               ARTEST CORPORATION,
                               a California corporation

                               By:     /s/ Jen Kao
                                   -------------------------------
                                    Jen Kao, President


                               FOUNDER:


                                       /s/ Jen Kao
                               -----------------------------------
                               Jen Kao (for purposes of Article 7 only)


                               PURCHASER:

                               Siliconware Foundries, Inc.
                               ----------------------------------------
                               (Printed Name)


                                                /s/ [?]
                               ------------------------------
                               (Authorized Signatory)

                               4F, No. 12 Kuang Hua E. 1st Street
                               ----------------------------------
                               (Address 1)

                               Hsin-chu City, Taiwan
                               ---------------------
                               (Address 2)

                               ____________________________________
                               (Address 3)
communications, if possible, or if not, then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed to the addresses set forth above or to such other address as a party hereto may specify in writing to the other. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail, telex, telegram or fax in the manner set forth above and shall be deemed to have been received when delivered.

          8.6  Title and Subtitles. The titles of the paragraphs and
               -------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          8.7  Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          The foregoing agreement is hereby executed as of the date first above written.


                                   COMPANY:
                                   ARTEST CORPORATION,
                                   a California corporation

                                   By: ________________________________
                                       Jen Kao, President


                                   FOUNDER:


                                   ____________________________________
                                   Jen Kao (for purposes of Article 7 only)


                                   PURCHASER:

                                   Creative Group Limited
                                   ____________________________________
                                   (Printed Name)


                                           /s/ C. L. Huang
                                   ------------------------------------
                                   (Authorized Signatory)

                                   P.O. Box 71, Craigmuir Chambers
                                   ---------------------------------
                                   (Address 1)
                                   Road Town, Tortola
                                   ---------------------------------
                                   (Address 2)

                                   British Virgin Islands
                                   ---------------------------------
                                   (Address 3)
delivered or when deposited in the mail, telex, telegram or fax ill the manner set forth above and shall be deemed to have been received when delivered.

          8.6  Title and Subtitles. The titles of the paragraphs and
               -------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          8.7  Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          The foregoing agreement is hereby executed as of the date first above written.


                                    COMPANY:
                                    ARTEST CORPORATION,
                                    a California corporation

                                    By:         /s/ Jen Kao
                                        --------------------------------
                                    Jen Kao, President


                                    FOUNDER:


                                                  /s/ Jen Kao
                                    ------------------------------------
                                    Jen Kao (for purposes of Article 7 only)


                                    PURCHASER:

                                    SAMUEL D.F. LEE
                                    ------------------------------------
                                    (Printed Name)


                                            /s/ Samuel D. F. Lee
                                    ------------------------------------
                                    (Authorized Signatory)


                                    4th Fl., 237 Fu-Hsing S. Rd.
                                    ------------------------------------
                                    (Address 1)

                                    Sec. 1, Taipei
                                    ------------------------------------
                                    (Address 2)

                                    ____________________________________
                                    (Address 3)
delivered or when deposited in the mail, telex, telegram or fax ill the manner set forth above and shall be deemed to have been received when delivered.

          8.6  Title and Subtitles. The titles of the paragraphs and
               -------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          8.7  Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          The foregoing agreement is hereby executed as of the date first above written.


                                 COMPANY:
                                 ARTEST CORPORATION,
                                 a California corporation

                                 By:          /s/ Jen Kao
                                     -----------------------------
                                     Jen Kao, President


                                 FOUNDER:


                                              /s/ Jen Kao
                                 ---------------------------------
                                 Jen Kao (for purposes of Article 7 only)


                                 PURCHASER:


                                 SAMANTHA S.P. LEE
                                 ------------------------------------
                                 (Printed Name)


                                       /s/ Samantha S.P. Lee
                                 ------------------------------------
                                 (Authorized Signatory)

                                 ____________________________________
                                 (Address 1)

                                 ____________________________________

                                (Address 2)

                                ____________________________________
                                (Address 3)
communications, if possible, or if not, then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed to the addresses set forth above or to such other address as a party hereto may specify in writing to the other. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail, telex, telegram or fax in the manner set forth above and shall be deemed to have been received when delivered.

          8.6  Title and Subtitles. The titles of the paragraphs and
               -------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          8.7  Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          The foregoing agreement is hereby executed as of the date first above written.


                                       COMPANY:
                                       ARTEST CORPORATION,
                                       a California corporation

                                       By: _________________________________
                                           Jen Kao, President


                                       FOUNDER:


                                       _____________________________________
                                       Jen Kao (for purposes of Article 7 only)


                                       PURCHASER:

                                       INTERNATIONAL LEADFRAME CORPORATION
                                       -------------------------------------
                                       (Printed Name)


                                                   /s/ K. Sanefuji
                                       -------------------------------------
                                       (Authorized Signatory)

                                          BY:  K. SANEFUJI
                                          ITS:  PRESIDENT
                                          ________________________________
                                          (Address 1)

                                          ________________________________
                                          (Address 2)

                                          ________________________________
                                          (Address 3)
communications, if possible, or if not, then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed to the addresses set forth above or to such other address as a party hereto may specify in writing to the other. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail, telex, telegram or fax in the manner set forth above and shall be deemed to have been received when delivered.

          8.6  Title and Subtitles. The titles of the paragraphs and
               -------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          8.7  Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          The foregoing agreement is hereby executed as of the date first above written.


                                   COMPANY:
                                   ARTEST CORPORATION,
                                   a California corporation

                                   By:          /s/ Jen Kao
                                       --------------------------------
                                       Jen Kao, President


                                   FOUNDER:


                                                      /s/ Jen Kao
                                   ------------------------------------
                                   Jen Kao (for purposes of Article 7 only)


                                   PURCHASER:

                                   HSIN SAN LEE
                                   ------------------------------------
                                   (Printed Name)


                                             /s/ Hsin San Lee
                                   ------------------------------------
                                   (Authorized Signatory)

                                   ____________________________________

                                   (Address 1)

                                   ____________________________________
                                   (Address 2)

                                   ____________________________________
                                   (Address 3)
communications, if possible, or if not, then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed to the addresses set forth above or to such other address as a party hereto may specify in writing to the other. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail, telex, telegram or fax in the manner set forth above and shall be deemed to have been received when delivered.

          8.6  Title and Subtitles. The titles of the paragraphs and
               -------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          8.7  Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          The foregoing agreement is hereby executed as of the date first above written.


                                    COMPANY:
                                    ARTEST CORPORATION,
                                    a California corporation

                                    By:         /s/ Jen Kao
                                        -------------------------------
                                        Jen Kao, President


                                    FOUNDER:


                                                 /s/ Jen Kao
                                    -----------------------------------
                                    Jen Kao (for purposes of Article 7 only)


                                    PURCHASER:

                                    CHIEN TSAI YANG LIN
                                    -----------------------------------
                                    (Printed Name)


                                            /s/ Chien Tsai Yang Lin
                                    -----------------------------------
                                    (Authorized Signatory)

                                    ___________________________________

                                    (Address 1)

                                    ___________________________________
                                    (Address 2)

                                    ___________________________________
                                    (Address 3)

                                   EXHIBIT A

                            SCHEDULE OF PURCHASERS

           Name                               Shares             Amount
------------------------------------       ------------       ------------
Siliconware Investment Company,             6,000,000          $6,000,000
 Ltd
No. 17, Park Avenue II,
Science-Based Industrial Park
Hsin Chu, Taiwan

Silicon Foundries                           1,000,000           1,000,000
4F, No. 12, Huang-Hua E. 1st Street
Hsin Chu, Taiwan

Creative Group Limited                      2,000,000           2,000,000
P.O. Box 71
Craigmuir Chambers
Road Town, Tortola
British Virgin Islands

 copy all correspondence to:
 Hon Hai Precision Industry Co., Ltd.
 No. 2, Tzu Yu Street, Tu-cheng
 Taipei Hsien, Taiwan R.O.C.

Mr. Samuel D. F. Lee                        1,000,000           1,000,000
4th Floor, 4237
Section 1
Fu-shing South Road
Taipei, Taiwan

Ms. Shiau-Ping Lee                          1,000,000           1,000,000
No. 3 Shiang-Jung Rd., Lane 1
Ta-Shee, Tao-Yuan
Taiwan

International Leadframe Corporation         2,000,000           2,000,000
3350 Victor Court
Santa Clara, CA 95054

Mr. Hsin San Lee                              300,000             300,000
No. 3, Alley 46, Lane 441
Sec. 6, Chung Shan N. Rd
Taipei, Taiwan

Mr. Chien Tsai Yang Lin                      200,000              200,000
No. 7-4, Alley 95, Lane 2
Sec. 2, Chung Shan Rd
Chung Ho City, Taipei Hsien
Taiwan

Mr. Raymond Soong                            500,000              500,000

Lite-On Group
12th Floor, #25
Sec.1, Tunghwa South Rd
Taipei, Taiwan
                                         ___________           __________

 Total                                   $14,000,000           14,000,000

                                   EXHIBIT B

                       FORM OF CERTIFICATE OF AMENDMENT

                                      OF

                           ARTICLES OF INCORPORATION

                           CERTIFICATE OF AMENDMENT

                                      OF

                         ARTICLES OF INCORPORATION OF

                              ARTEST CORPORATION

          Jen Kao and Chia Yin Kao certify that:

          1. They are the President and Secretary, respectively, of Artest Corporation, a California corporation.

          2. Article IV of the Articles of Incorporation of this corporation is amended and restated to read in its entirety, as follows:


                                  "Article IV

          This corporation is authorized to issue two classes of shares designated "Series A Preferred Stock" and "Common Stock," respectively. The total number of shares which this corporation shall have the authority to issue is Thirty Eight Million (38,000,000). The number of shares of Series A Preferred Stock authorized to be issued is Fourteen Million (14,000,000), and the number of shares of Common Stock authorized to be issued is Twenty Four Million (24,000,000).

          A statement of the rights, preferences, privileges and restrictions granted to or imposed on the Series A Preferred Stock and the holders thereof is as follows:

          1.  Dividends.
              ---------

          (a) Preference. The holders of outstanding Series A Preferred Stock
              ----------
shall be entitled to receive, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate of $0.08 per share per annum before any dividend is paid on Common Stock. The right to such dividends on shares of Series A Preferred Stock shall not be cumulative. Such dividend is payable when and as the Board of Directors may from time to time determine. Dividends or distributions (other than dividends payable solely in shares of Common Stock) may be declared and paid upon shares of Common Stock only if dividends shall have been paid on or declared and set apart upon all shares of Series A Preferred Stock.

          (b) Non-Cash Dividends. In the event this corporation shall declare a
              ------------------
distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series A Preferred Stock were the holders of the number of shares of Common Stock of the corporation into which their respective shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

          (c) Consent to Certain Repurchases. As authorized by Section 402.5(c)
              ------------------------------
of the California Corporations Code, Sections 502, 503 and 506 of the California Corporations Code shall not apply with respect to distributions (as defined in Section 166 of the California Corporations Code) made by the Company in connection with the repurchase of shares of Common Stock issued to or held by employees, consultants, officers and directors upon termination of their employment or services pursuant to agreements providing for the right of said repurchase.

          2.  Liquidation Distributions.
              -------------------------

          (a) Series A Preference. In the event of any liquidation, dissolution
              -------------------
or winding up of the corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of One dollar ($ 1.00) per share. If upon the occurrence of such event the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock.

          (b) Distributions on Common. After payment has been made to the
              -----------------------
holders of the Series A Preferred Stock of the full amounts to which they shall be entitled as set forth in subsection (a) above, the remaining assets of the corporation available for distribution to shareholders shall be distributed among the holders of Common Stock pro rata based upon the number of shares of Common Stock held by each such holder.

          (c) Reorganization. For purposes of this Section 2, a liquidation,
              --------------
dissolution or winding up of the Company shall be deemed to be occasioned by, or to include, (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company; or (B) a sale of all or substantially all of the assets of the Company.

          3.  Conversion. The holders of the Series A Preferred Stock shall have
              ----------
conversion rights as follows (the "Conversion Rights"):

          (a)  Right to Convert.
               ----------------

               (i) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at the office of the corporation or any transfer agent for the Series A Preferred Stock, into Common Stock. The initial rate upon which the Series A Preferred Stock shall be convertible into shares of Common Stock shall be one share of Common Stock for each share of Series A Preferred Stock converted, subject to adjustment as provided herein. (The number of shares of Common Stock into which each share of Series A Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate".)

               (ii) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Rate immediately upon either (A) the consummation of the corporation's sale of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, pursuant to an underwritten firm commitment public offering or (B) upon the written consent to such conversion of holders of more than 50% of the outstanding shares of Series A Preferred Stock, whichever first shall occur.

               (iii) No fractional shares of Common Stock shall be issued upon conversion of any Series A Preferred Stock and if any shares of Series A Preferred Stock surrendered for conversion would otherwise result in a fractional share of Common Stock, such fractional share shall be redeemed for the then fair market value thereof as reasonably determined by the corporation's Board of Directors, payable as promptly as possible whenever funds are legally available therefor. If more than one share of Series A Preferred Stock is surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock to be issued upon conversion shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

          (b) Mechanics of Conversion. Before any holder of Series A Preferred
              -----------------------
Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (c) Adjustment of Conversion Rate for Combinations or Consolidations
              ----------------------------------------------------------------
of Common Stock. In the event the corporation at any time or from time to time
---------------
effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of the Series A Preferred Stock, then and in each such event the Conversion Rate for the Series A Preferred Stock shall be increased or decreased proportionately.

          (d) No Impairment. The corporation will not, by amendment of its
              -------------
Articles of Incorporation or through any reorganization, re-capitalization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

          4.   Voting Rights.
               -------------

          (a)  General. Each holder of shares of the Series A Preferred Stock
               -------
shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted on the record date for the vote or consent of shareholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of the Series A Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the corporation and shall vote with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote. Fractional votes by the holders of Series A Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number.

          (b)  Special Voting Rights. In addition to any other rights provided
               ---------------------
by law, so long as shares of Series A Preferred Stock are outstanding, the corporation shall not without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of the Series A Preferred Stock:

               (i) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of transaction in which 50% of the voting power of the corporation is disposed of;

               (ii) amend or repeal any provision of, or add any provision to, this Corporation's Articles of Incorporation if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock;

               (iii) amend or repeal any provision of, or add any provision to, this Corporation's Articles of Incorporation if such action would increase the number of authorized shares of Series A Preferred Stock or the number of authorized shares of Common Stock;

               (iv) authorize or issue shares of any class of stock not authorized herein having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock or authorize or issue any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this Corporation other than Common Stock; or

               (v) reclassify any shares of Common Stock and any other shares of this Corporation other than the Series A Preferred Stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock."

          3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors of this Corporation.

          4. The foregoing Amendment of the Articles of Incorporation has been approved by the required vote of shareholders in accordance with Sections 902 and 903 of the Corporations Code. The total number of outstanding shares of Common Stock of the corporation is 5,240,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock.

                              ____________________________
                              Jen Kao, President


                              ____________________________
                              Chia Yin Kao, Secretary


          The undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true of his/her own knowledge.

             Executed at Saratoga, California, on March __, 1997.

                              ____________________________
                              Jen Kao


                              ____________________________
                              Chia Yin Kao

                                   EXHIBIT C

                            SCHEDULE OF EXCEPTIONS

Exceptions:

  None

Material Contracts:

          The Company has an Agreement dated December 18, 1996, with Shlumberger Corporation regarding the supply to it of specified automated test equipment and related technical co-operation.

          The Company has entered into a Sublease Agreement with MicroComp Industries to lease approximately 8,000 square feet at 678 Almanor Avenue, Sunnyvale, CA.

Shareholder List:
     Common Stock
        Jen Kao       -     5,000,000
        Alan Ross     -       240,000